UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2009 (January 16, 2009)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On January 16, 2009, JDS Uniphase Corporation (the “Company”) concluded that it will be required to record an impairment charge to reduce the carrying value of the Company’s goodwill, largely as a result of the adverse impact of the current macroeconomic business environment on the Company’s financial outlook. The Company expects to record a material non-cash charge in the fiscal quarter ended December 27, 2008, of up to the Company’s total goodwill balance of $744 million.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s current expectations regarding its evaluation of goodwill and the impairment charges it expects to record. These forward-looking statements are based on information available to the Company as of the date of this Current Report. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. Information concerning risk, uncertainties, and other factors that could cause events to differ materially from those described in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 28, 2008 and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on November 3, 2008, which statements are incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ David Vellequette
David Vellequette
Executive Vice President and Chief Financial Officer

January 20, 2009